SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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GateHouse Media, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of GateHouse Media, Inc. to be held on May 21, 2009 at 9:00 a.m., in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone or by mailing a proxy or voting instruction card in the provided pre-addressed envelope. Voting by phone or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your support and interest in GateHouse Media, Inc.

Sincerely,

Michael E. Reed
Chief Executive Officer

2009 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

GATEHOUSE MEDIA, INC.
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. on May 21, 2009

Place	Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Items of Business	(a) To elect two Class III directors.

(b) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

(c) To consider and act upon such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 23, 2009.

Meeting Admission	You are entitled to attend the annual meeting only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 23, 2009 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan, your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 23, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m. and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible as outlined on the voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the preaddressed envelope provided, or, in most cases, by using the telephone. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers — Voting Information beginning on page 3 of this proxy statement and the instructions on the proxy or voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Polly Grunfeld Sack, Senior Vice President, Secretary and
General Counsel

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 7, 2009.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the “Board”) of GateHouse Media, Inc., a Delaware corporation (hereafter referred to as “GateHouse Media”, the “Company”, “our” or “we”), is providing these proxy materials to you in connection with GateHouse Media’s annual meeting of stockholders, which will take place on May 21, 2009. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Why am I being asked to review materials on-line?

Under rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials to some of our stockholders on the Internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 7, 2009.

3.	What information is contained in the proxy statement?

The information in the proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, GateHouse Media’s Board and Board committees, the compensation of directors and executive officers for fiscal 2008, and other required information.

4.	How may I obtain GateHouse Media’s Form 10-K and other financial information?

A copy of our 2008 Annual Report, which includes our 2008 Form 10-K, is enclosed.

Stockholders may request another free copy of our 2008 Annual Report, which includes our 2008 Form 10-K, from:

GateHouse Media, Inc.
Attn: Investor Relations
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

Alternatively, you can access our 2008 Annual Report, which includes our 2008 Form 10-K, on our website under the Investors tab at: www.gatehousemedia.com

5.	How may I request an electronic copy of the proxy materials?

If you wish to request electronic delivery of our proxy materials in the future, please sign up at: investors.gatehousemedia.comlinvestorkit.cfm

6.	What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each GateHouse Media proxy card and voting instruction card that you receive or vote by using the telephone for each proxy card and voting instruction card you receive.

Voting Information

7.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of two Class III directors; and

•	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as GateHouse Media’s independent registered public accounting firm for the 2009 fiscal year.

We also will consider any other business that is properly presented at the annual meeting.

8.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” each of the nominees to the Board, and “FOR” the ratification of Ernst & Young LLP as GateHouse Media’s independent registered public accounting firm for the 2009 fiscal year.

9.	What shares can I vote?

Each share of GateHouse Media common stock issued and outstanding as of the close of business on March 23, 2009, the Record Date, is entitled to one vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, GateHouse Media had 58,115,459 shares of common stock issued and outstanding.

10.	How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

11.	How can I vote my shares without attending the annual meeting?

•	By Telephone — after your receipt of hard copies of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of GateHouse Media common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on the proxy cards. Most GateHouse Media stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

•	By Mail — after your receipt of hard copies of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of GateHouse Media common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. GateHouse Media stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and a set of proxy materials has been sent directly to you by American Stock Transfer & Trust Company. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If like most stockholders of GateHouse Media, you hold your shares in street name through a stock broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in the proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

12.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.

13.	May I change my vote?

If you are the stockholder of record, you may revoke your proxy by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address noted below in response to Question 25 prior to the annual meeting, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee in accordance with the instructions for the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

14.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy, and will not be disclosed, except as necessary to meet applicable legal requirements and under other limited circumstances.

15.	How are votes counted?

In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each of the nominees. If you elect to “ABSTAIN” in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” all of GateHouse Media’s nominees to the Board, and “FOR” ratification of GateHouse Media’s independent registered public accounting firm).

16.	What is the voting requirement to approve each of the proposals?

In the election of directors, each director will be elected by a plurality of the votes cast with respect to that director nominee. A plurality of votes cast means that the number of votes cast “FOR” a nominee’s election must exceed the number of votes cast “AGAINST” such nominee’s election. Each nominee receiving more “FOR” votes than “AGAINST” votes will be elected. All other matters voted upon at the meeting will be decided by a majority of the votes cast.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

17.	What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy pursuant to this proxy statement, the persons named as proxy holders, Garrett J. Cummings and Monica Treviso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote for your proxy for such other candidate or candidates as may be nominated by the Board.

18.	Who will serve as inspector of elections?

The inspectors of elections will be Elizabeth Lewis and Sheryl Costa.

19.	Who will bear the cost of soliciting votes for the annual meeting?

GateHouse Media is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

20.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

Stock Ownership Information

21.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most GateHouse Media stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

22.	What if I have questions for GateHouse Media’s transfer agent?

Please contact GateHouse Media’s transfer agent, at the phone number listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

American Stock Transfer & Trust Company: (800) 937-5449

Annual Meeting Information

23.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 23, 2009 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 23, 2009, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

24.	How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of shares of GateHouse Media common stock entitled to vote must be present in person or represented by proxy in order to conduct business and vote on matters raised at the meeting. Both abstentions and broker non-votes described previously in Question 16 are counted for the purposes of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

25.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in GateHouse Media’s proxy statement for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 2, 2009. Such proposals also must comply with Rule 14a-8 promulgated by SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450

For a stockholder proposal that is not intended to be included in GateHouse Media’s proxy statement under Rule 14a-8, the stockholder must provide the information required by GateHouse Media’s Amended and Restated Bylaws and give timely notice to the Corporate Secretary in accordance with GateHouse Media’s Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 21, 2010; and

•	Not later than the close of business on February 20, 2010.

If the date of the stockholder meeting is moved to a date more than 25 days before or after the anniversary of the GateHouse Media annual meeting for the prior year, then notice of a stockholder proposal that is intended to be included in GateHouse Media’s proxy statement under Rule 14a-8 must be received not earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

•	90 days prior to the meeting; or

•	10 days after public announcement of the meeting date.

26.	How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in response to Question 25 above.

In addition, GateHouse Media’s Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by GateHouse Media’s Amended and Restated Bylaws and a statement by the nominee consenting to being named as a nominee and consenting to serve as a director if elected.

27.	What is the deadline to nominate individuals to serve as directors?

To nominate an individual for election at next year’s annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with GateHouse Media’s Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on January 21, 2010 and the close of business on February 20, 2010, unless the annual meeting is moved to a date more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 25.

28.	How may I obtain a copy of GateHouse Media’s Amended and Restated Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Corporate Secretary at our principal executive offices, set forth in response to Question 25 above, for a copy of the relevant Amended and Restated Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. GateHouse Media’s Amended and Restated Bylaws also are available on our website at www.gatehousemedia.com.

Further Questions

29.	Who can help answer my questions?

If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact Mark Maring: (585) 598-6874

If you need additional copies of this proxy statement or voting materials, please contact Mark Maring as described above or send an e-mail to investorrelations@gatehousemedia.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

GateHouse Media is committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. To that end, we have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including a separate Code of Ethics for our Chief Executive Officer and senior financial officers. In addition, we have adopted Corporate Governance Guidelines, which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Board committee charters, form the framework for our corporate governance. All of our corporate governance materials, including board committee charters, are available on our website at www.gatehousemedia.com. These materials also are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and modifies its committee charters as warranted.

Board and Board Committee Independence

Our Corporate Governance Guidelines require that a majority of our Board will consist of independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with GateHouse Media (either directly or as a partner, stockholder or officer of an organization that has a relationship with GateHouse Media). The Board has established guidelines to assist it in determining director independence, which conform to the independence standards of the New York Stock Exchange. Martin Bandier and Howard Rubin resigned from the Board on December 5, 2008 and December 18, 2008, respectively. Prior to their resignation five of the seven directors were independent. As of the date of this proxy statement, our Board has determined that three (Messrs. Friedman, Osborne and Sheehan) out of our five current directors are independent, including one of the two director nominees standing for election.

According to our Corporate Governance Guidelines, all members of the Audit Committee must be independent directors. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GateHouse Media or any of its subsidiaries other than their directors’ compensation.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has five directors and the standing Audit Committee. As of December 19, 2008, the Board no longer has a standing: (a) Nominating and Corporate Governance Committee; or (b) Compensation Committee. The committee membership and function of the Audit Committee is described below. The Audit Committee operates under a written charter adopted by the Board. The committee’s charter is available on our website at www.gatehousemedia.com. Except for Mr. Edens, our Chairman of the Board, all of our current directors (including the other nominee for election as a Class III director at this year’s Annual Meeting of Stockholders, Mr. Sheehan) joined our Board on October 24, 2006 in connection with the commencement of our initial public offering and the initial listing of our common stock on the New York Stock Exchange (the Company was delisted from the New York Stock Exchange effective October 24, 2008). During fiscal year 2008, our Board held six meetings. Each director attended at least 75% of the Board meetings and committee meetings on which he served (except for Wesley R. Edens, Martin Bandier and Howard Rubin). During fiscal year 2008, our Board also took corporate action by written consents without a meeting. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of stockholders.

Name of Director	Audit Committee

Wesley R. Edens — Chairman of the Board
Michael E. Reed
Richard L. Friedman
Burl Osborne	Member
Kevin M. Sheehan	Chair

Audit Committee

The Audit Committee was established under a written charter adopted in October 2006 and which became effective as of the time GateHouse Media was first listed on the New York Stock Exchange (the Company was delisted from the New York Stock Exchange effective October 24, 2008). Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In particular, our Audit Committee: (a) assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (b) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (c) provides a forum for consideration of matters relating to any audit issues; and (d) prepares the audit committee report that SEC rules require be included in our annual proxy statement. The Audit Committee met six times during fiscal year 2008, in addition to acting by written consent without a meeting. As of the date of this proxy statement, the members of our Audit Committee are Messrs. Sheehan and Osborne. Howard Rubin also served on the Audit Committee until his voluntary resignation on December 18, 2008. Mr. Sheehan is our Audit Committee chair and our Audit Committee financial expert under SEC rules implementing Section 407 of the Sarbanes-Oxley Act. Each member of our Audit Committee is “independent” as defined under the Exchange Act and New York Stock Exchange rules.

Compensation Committee

On December 19, 2008 the Board discharged its standing Compensation Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board, except for Mr. Reed, performs those functions that were customarily performed by the Compensation Committee, which include: (a) reviewing policy relating to the compensation and benefits of our officers and employees; (b) reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior officers; (c) evaluating performance of such officers in light of those goals and objectives and determining compensation of these officers based on such evaluations; (d) reviewing the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement; and (e) producing a report on executive officer compensation as required by SEC to be included in our annual proxy statement. Prior to December 19, 2008, the functions of the committee were carried out by its members, Messrs. Rubin, Bandier (until his resignation, effective December 5, 2008) and Sheehan. The Compensation Committee met once during fiscal year 2008, in addition to acting by written consent without a meeting.

Nominating and Corporate Governance Committee

On December 19, 2008 the Board discharged its standing Nominating and Corporate Governance Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board performs those functions that were customarily performed by the Nominating and Corporate Governance Committee. The primary function of the Board, when serving in this role, is to: (a) identify, review and recommend nominees for election as directors; (b) recommend directors to serve on committees; (c) oversee the evaluation of our management; and (d) develop, review and recommend corporate governance guidelines. Prior to December 19, 2008, the functions of the committee were carried out by its members, Messrs. Osborne, Bandier and Friedman. The Nominating and Corporate Governance Committee met once during fiscal year 2008.

Compensation Committee Interlocks and Insider Participation

Messrs. Rubin and Bandier (prior to their respective resignation) and Mr. Sheehan served on the Compensation Committee up to the committee’s discharge on December 19, 2008. No member of the Compensation Committee was an officer or employee of GateHouse Media during 2008, or at any time prior thereto. No member had any relationship with GateHouse Media during 2008 pursuant to which disclosure would be required under applicable SEC rules pertaining to the disclosure of transactions with related persons. None of our executive officers currently serves or has ever served as a member of the board of directors, the Compensation Committee, or any similar body, of any entity one of whose executive officers served on our Board or the Compensation Committee.

Director Nominees

Stockholder Recommendations

The Board will consider properly submitted stockholder recommendations of candidates for membership on the Board according to the procedures described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Board must be in writing, include the candidate’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Stockholder Nominations

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at any annual stockholder meeting. For a description of the process for nominating directors at the annual meeting, see “Questions and Answers — Stockholder Proposals, Director Nominations and Related Bylaw Provisions — Question 26. How may I recommend or nominate individuals to serve as directors?” on page 7 of this proxy statement.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on our Board. At a minimum, the Board shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of GateHouse Media; and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Board may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with GateHouse Media and independence from management and GateHouse Media. The Board also may seek to have a diversity of backgrounds, experience, gender and race. Each candidate should be committed to enhancing stockholder value and should have sufficient time to carry out the required duties and to provide insight and practical wisdom based on experience. A candidate’s service on other boards of public companies should be limited to a number that permits the candidate to perform responsibly all director duties. Each director must represent the interest of all our stockholders.

Identifying and Evaluating Candidates for Directors

Prior to December 19, 2008, the Nominating and Corporate Governance Committee was responsible for identifying and evaluating candidates for directors. Since such date, the entire Board has assumed this function. The Board uses a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses its appropriate size and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board may consider several potential candidates. Candidates may come to the attention of the Board through its current members, professional search firms, stockholders or other persons.

Identified candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted stockholder recommendations for candidates for the Board to be included in our proxy statement. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials should be addressed to:

Corporate Secretary
GateHouse Media, Inc.
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Executive Sessions

The independent directors meet at least once each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by independent directors. The chairperson of the Audit Committee presides over these sessions.

Communications with Directors

The Board has adopted a process by which stockholders and other interested parties may communicate with the independent directors of the Board or the chairperson of the Audit Committee by regular mail. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; or to the independent directors as a group to the Independent Directors, each c/o Corporate Secretary, GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

GateHouse Media’s management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

Policy on Transactions with Related Persons

The Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Any transaction with GateHouse Media in which a director, executive officer or beneficial holder of more than 5% of the outstanding shares of common stock, or any immediate family member of the foregoing (each, a “related person”) has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be specifically disclosed by GateHouse Media in its public filings. See the discussion on page 16 of this proxy statement under the heading “Related Person Transactions.”

GateHouse Media’s Code of Business Conduct and Ethics applicable to employees, officers and directors discourages transactions where there is or could be an appearance of a conflict of interest. In addition, this Code requires specific approval by a designated member of management of transactions involving GateHouse Media and the employee, officer or director. GateHouse Media’s Amended and Restated Certificate of Incorporation also provides regulation, definition and guidance on related business activities, corporate opportunities and agreements with significant stockholders.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

Each independent director is entitled to receive an annual retainer of $30,000, payable in two equal semi-annual installments. In addition, an annual fee of $5,000 is paid to the chair of the Audit Committee and until the Compensation Committee was discharged, an annual fee of $5,000 was paid to its chair, which fees will also be paid in two equal semi-annual installments. Fees to independent directors may be paid by issuance of GateHouse Media common stock, based on the value of our common stock at the date of issuance, rather than in cash, unless the issuance would prevent such director from being determined to be independent. Such stock must be granted pursuant to a stockholder-approved plan. All members of our Board are reimbursed for reasonable expenses and expenses incurred in attending Board meetings.

Messrs. Friedman, Osborne, Sheehan, Rubin and Bandier were each granted a number of restricted shares of common stock in October 2006 having a value of $300,000 based on the fair market value of GateHouse Media shares on the date of grant. These restricted shares will vest in three equal portions on the last day of each fiscal years 2007, 2008 and 2009, provided the director is still serving as of the applicable vesting date. As of the date of this proxy statement such restricted shares of common stock have vested as follows: (a) for Messrs. Friedman, Osborne, Sheehan, Rubin and Bandier, one-third vested on the last day of fiscal year 2007; and (b) for Messrs. Friedman, Osborne and Sheehan, one-third vested on the last day of fiscal year 2008. The remaining one-third will vest on the last day of fiscal year 2009, provided the individual is still serving as of the applicable vesting date. Messrs. Bandier and Rubin resigned from the Board on December 5, 2008 and December 18, 2008, respectively. Upon their resignation, each of Messrs. Rubin and Bandier forfeited the restricted shares granted to them that had not yet vested. For fiscal year 2008, Mr. Bandier and Mr. Rubin each forfeited 5,556 shares and for fiscal year 2009, each forfeited 5,555 shares. The independent directors holding these shares of restricted stock (whether or not such shares are vested) will be entitled to any dividends that become payable on such shares during the restricted period so long as such directors continue to serve as directors as of the applicable record dates for such dividends.

Except as otherwise provided by the plan administrator of the GateHouse Media, Inc. Omnibus Stock Incentive Plan (along with any agreements issued in connection therewith, collectively, the “Incentive Plan”), on the first business day after our annual meeting of stockholders and each such annual meeting thereafter during the term of the Incentive Plan, each of the independent directors who is serving following such annual meeting will automatically be granted under the Incentive Plan a number of unrestricted shares of GateHouse Media common stock having a fair market value of $15,000 as of the date of grant; however, Messrs. Friedman, Osborne and Sheehan, all of whom were granted the restricted shares of common stock described above, will not be eligible to receive these automatic annual grants.

DIRECTOR COMPENSATION TABLE

The following table provides information about the compensation earned by our independent directors during 2008.

	Cash	Equity	Committee
Name	Retainer ($)	Retainer(1) ($)	Chair Fees ($)	Total ($)

Martin Bandier(2)	$30,000	$—		$30,000
Richard L. Friedman	30,000	100,000		130,000
Burl Osborne	30,000	100,000		130,000
Howard Rubin(3)	30,000	—	$5,000	35,000
Kevin M. Sheehan	30,000	100,000	5,000	135,000

(1)	The grant date fair value of such awards, as estimated for financial reporting purposes, is $300,000. These restricted shares will become vested in three equal portions on December 31, 2007, December 31, 2008 and December 31, 2009, provided the director is still serving as of the applicable vesting date, and thus are subject to forfeiture. As of the date of this proxy statement two-thirds of the restricted shares have vested as follows: (a) one-third vested on December 31, 2007; and (b) one-third vested on December 31, 2008. The remaining one-third will vest on December 31, 2009. Upon their resignation, each of Messrs. Rubin and Bandier forfeited the restricted shares granted to them that had not yet vested. For fiscal years 2008, Mr. Bandier and Mr. Rubin each forfeited 5,556 shares and for fiscal year 2009, each forfeited 5,555 shares.

(2)	Mr. Bandier resigned as Director effective December 5, 2008.

(3)	Mr. Rubin resigned as Director effective December 18, 2008.

ELECTION OF DIRECTORS (Proposal 1)

There are two nominees for election to GateHouse Media’s Board this year. In accordance with the terms of GateHouse Media’s Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors (designated Class I, Class II and Class III) of the same or nearly the same number. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of the Board will be elected each year.

Our Amended and Restated Certificate of Incorporation authorizes a Board consisting of at least three, but no more than seven, members, with the exact number of directors to be fixed from time to time by a resolution of the majority of the Board (or by a duly adopted amendment to the Certificate of Incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into three classes with staggered three-year terms may delay or prevent a change of management or a change in control.

If you sign your proxy or voting instruction card but do not give instruction with respect to voting for directors, your shares will be voted for the two persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

Both of our nominees have indicated to us that they will be available to serve as directors. The Board has approved the nominees. In the event that any nominee should become unavailable, however, the proxy holders, Garrett J. Cummings and Monica Treviso, will vote for such other nominee or nominees as designated by the Board.

The Board recommends a vote FOR each of the following Class III nominees:

Wesley R. Edens Chairman of the Board since June 2005 Age 47	Mr. Edens is the Chairman of the Board and is founding principal, Chairman and Chief Executive Officer of Fortress Investment Group LLC (“Fortress”). He has been a principal and the Chairman of the Management Committee of Fortress since co-founding the Company in May 1998. Mr. Edens has primary investment oversight of Fortress’s private equity and publicly traded alternative businesses. He began his career at Lehman Brothers, where he ran the mortgage trading area as a partner and managing director. He then joined BlackRock Financial Management to form his first private equity fund, BlackRock Asset Investors. He spent a year at UBS as managing director in the principal finance group, and then left in 1998 when he and two principals founded Fortress. Mr. Edens serves as Chairman of the board of directors of each Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, Mapeley Limited, Newcastle Investment Corp. and Seacastle Inc. and a director of PENN National Gaming Inc. and GAGFAH S.A.

Kevin Sheehan Director since October 2006 Age 55	Mr. Sheehan currently serves as President and Chief Executive Officer of Norwegian Cruise Line. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from March 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan was on the faculty of Adelphi University, serving as a Distinguished Visiting Professor — Accounting, Finance and Economics.

The following Class I director is serving on the Board for a term that ends at the 2010 Annual Meeting:

Richard L. Friedman Director since October 2006 Age 68	Mr. Friedman is the President and Chief Executive Officer of Carpenter & Company, Inc. of Cambridge, MA, a real estate ownership, development and management firm which operates nationally. Mr. Friedman founded Carpenter & Company, Inc. in 1968. Mr. Friedman has had substantial involvement with numerous business, civic and charitable entities including serving as a director (or member) of: The Steppingstone Foundation, Mt. Auburn Foundation, PNC Bank New England, Johnny Rockets, Inc., The Bridge Fund, and The Dartmouth College Real Estate Advisory Committee. Mr. Friedman received a B.A from Dartmouth College. Mr. Friedman was appointed by President William J. Clinton as Chairman of the National Capital Planning Commission and continues to work with its Interagency Security Task Force.

The following Class II directors are serving on the Board for a term that ends at the 2011 Annual Meeting:

Burl Osborne Director since October 2006 Age 71	Mr. Osborne formerly held several positions in the Belo Corporation: President, Publishing Division from 1995 to 2001; director from 1987 to 2002; and Publisher of The Dallas Morning News Co., from 1986 to 2001 with which he became associated in 1980. In connection with The Associated Press, Mr. Osborne served as Chairman of the board from 2002 to 2007 and director from 1993-2007. Mr. Osborne also has served as director and Past Chairman of Southern Newspaper Publishers Association, and a director of Newspaper Association of America. Currently, he serves as director of the Committee to Protect Journalists; and Director of J.C. Penney Company, Inc. since April 1, 2003. Mr. Osborne earned a Bachelor of Arts degree from Marshall University in Huntington, West Virginia and a Master of Business Administration degree from Long Island University. He also participated in the Advanced Management Program at the Harvard Business School.

Michael E. Reed Director since October 2006 Age 42	Mr. Reed became GateHouse Media’s Chief Executive Officer in February 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the board of directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the board of directors for the Newspaper Association of America. Mr. Reed was a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 23, 2009 (except as noted otherwise) by: (a) each of our directors and named executive officers, (b) each person or group known to us holding more than 5% of our common stock, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the securities listed. The information provided in the table is based on GateHouse Media’s records, information filed with SEC and information provided to GateHouse Media, except where otherwise noted.

	Number of
	Shares Beneficially		Percent of
Name and Address of Beneficial Owner	Owned(2)		Class

Named Executive Officers and Directors(1)
Michael E. Reed	407,087		*
Scott Champion	232,387		*
Mark Thompson(3)	-0-	(4)	0%
Mark Maring(5)	100,372		*
Polly G. Sack	44,314		*
Gene Hall	220,239		*
Wesley R. Edens(6)	25,128,751		43.2%
Richard L. Friedman	46,667		*
Burl Osborne	28,667		*
Kevin M. Sheehan	53,667		*
All Executive Officers and Directors as a group (12 persons)	26,434,818		45.5%
5% Stockholders
Fortress Investment Holdings LLC(6)(7)	24,309,811		41.8%

*	Less than one percent.

(1)	The address of each officer or director listed in the table above is: c/o GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

(2)	Consists of shares held, including shares of restricted stock subject to vesting.

(3)	Mark Thompson resigned as Chief Financial Officer effective August 19, 2008.

(4)	As of January 31, 2009.

(5)	Mark Maring was appointed Interim Chief Financial Officer effective August 19, 2008.

(6)	Includes: 24,309,811 shares held by certain affiliates of Fortress Investment Group LLC (“FIG”). FIF III Liberty Holdings LLC (“FIF Liberty Holdings”) directly owns 22,050,000 of such shares. The members of FIF Liberty Holdings are Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) LP, Fortress Investment Fund III (Fund E) LP, Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) LP (collectively, the “Fund III Funds”). Fortress Fund III GP LLC is the general partner of each of the Fund III Funds and its sole member is Fortress Investment Fund GP (Holdings) LLC. The sole member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity II LP (“FOE II”). 505,100 and 170,700 shares are directly owned by Fortress Partners Securities LLC (“FPS”) and Fortress Partners Offshore Securities LLC (“FPOS”) respectively. Fortress Partners Fund LP (“FPF”) is the sole member of FPS and Fortress Partners Advisors LLC (“FPA”) is the investment advisor of FPF and FPOE.

1,334,011 shares are directly owned by Drawbridge Global Macro Master Fund Ltd which is wholly owned by Drawbridge Global Macro Fund LP (“Global Macro LP”), DBGM Onshore LP, Drawbridge Global Macro Intermediate Fund L.P. (“Global Macro Intermediate”), DBGM Offshore Ltd., Drawbridge Global Alpha Intermediate Fund L.P. (“Alpha Intermediate”) and DBGM Alpha V. Ltd. DBGM Onshore GP LLC is the general partner of DBGM Onshore LP, and DBGM Onshore GP LLC owns all of the management shares of

DBGM Offshore Ltd and DBGM Alpha V Ltd. Drawbridge Global Macro GP LLC (“Global Macro GP”) is the general partner of Global Macro LP. Drawbridge Global Macro Ltd (“Global Macro Ltd”) is the sole limited partner of Global Macro Intermediate. Drawbridge Global Alpha Fund V Ltd (“Alpha Fund V”) is the sole limited partner of Alpha Intermediate. DBGM Associates LLC (“DBGM Associates”) is the general partner of each of Global Macro Intermediate and Alpha Intermediate. Principal Holdings I LP (“PH I”) is the sole managing member of DBGM Associates. Drawbridge Global Advisors LLC (“Global Macro Advisors”) is the investment advisor of each Global Macro LP, Global Macro Intermediate, Global Macro Ltd, Alpha Intermediate, Alpha Fund V, DBGM Onshore LP, DBGM Offshore Ltd, DBGM Alpha V Ltd and Drawbridge Global Macro Master Fund Ltd.

225,000 shares and 25,000 shares are directly owned by Drawbridge DSO Securities LLC (“Drawbridge DSO”) and Drawbridge OSO Securities LLC (“Drawbridge OSO”), respectively. Drawbridge Special Opportunities Fund LP (“DBSO LP”) is the sole member of Drawbridge DSO and Drawbridge Special Opportunities Fund Ltd. (“DBSO Ltd”) is the sole member of Drawbridge OSO. Drawbridge Special Opportunities advisors LLC (“DSOA”) is the investment advisor for each of DBSO LP and DBSO Ltd.

FIG LLC is the sole member of each of FPA, Global Macro Advisors and DSOA. FIG LLC is wholly owned by Fortress Operating Entity I LP (“FOE I”). FOE II is the sole managing member of each of Global Macro GP and DBGM Onshore GP LLC.

FIG Corp is the general partner for each of FOE I and FOE II. FIG Asset Co LLC (“FIG Asset”) is the general partner of PH I. FIG Corp and FIG Asset are each wholly owned by FIG.

Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by FIG. Mr. Edens disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein and the inclusion of the shares herein shall not be deemed an admission of beneficial ownership of the reported shares for purposes of this Section 16 or otherwise. Similarly, each of the affiliates of FIG listed above disclaims beneficial ownership of all reported shares except to the extent of its pecuniary interest therein and the inclusion of the shares in this report shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 otherwise.

(7)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

RELATED PERSON TRANSACTIONS

As of March 23, 2009, Fortress Investment Group LLC and certain of its affiliates, including certain funds managed by it or its affiliates (collectively, “Fortress”), beneficially owned 41.8% of GateHouse Media’s outstanding common stock.

In addition, GateHouse Media’s Chairman, Wesley Edens, is the Chairman of the Management Committee of Fortress. GateHouse Media does not pay Mr. Edens a salary or any other form of compensation.

Indebtedness

2006 Credit Facility

On June 6, 2006, GateHouse Media Operating, Inc. (“Operating”), an indirectly wholly owned subsidiary of GateHouse Media, GateHouse Media Holdco, Inc. (“Holdco”), a wholly owned subsidiary of GateHouse Media, and certain of their subsidiaries entered into a first lien credit agreement, as amended on June 21, 2006 and October 11, 2006, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent. The first lien credit facility provided for a $570.0 million term loan facility and a revolving credit facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility.

In October 2006, GateHouse Media used a portion of the net proceeds from its initial public offering to pay down $12.0 million of the first lien credit facility, and to repay in full the outstanding balance of $21.3 million under the $40.0 million revolving credit facility.

An aggregate of $87 million of the first lien term loans and $37 million of the second lien term loans under the 2006 Credit Facility were purchased in the secondary market in arms’-length transactions by the following affiliates of Fortress: (a) DBSO Corporates Ltd., Fortress Credit Investments I Ltd. and Fortress Credit Investments II Ltd., which are subsidiaries of Drawbridge Special Opportunities Fund LP and Drawbridge Special Opportunities Fund Ltd., and (b) Newcastle CDO VIII 1, Limited, which is a subsidiary of Newcastle Investment Corp. DBSO Corporates Ltd. received a portion of the net proceeds of the initial public offering as a result of the repayment in full of the second lien term loan facility and the partial repayment of the first lien term loan facility included in the 2006 Credit Facility.

The 2006 Credit Facility was amended and restated on February 27, 2007. This amended and restated credit facility is referred to as the 2007 Credit Facility.

2007 Credit Facility

Holdco, Operating and certain of their subsidiaries are parties to an Amended and Restated Credit Agreement, dated as of February 27, 2007, with a syndicate of financial institutions with Wachovia Bank, National Association as administrative agent.

The 2007 Credit Facility provides for a (a) $670.0 million term loan facility that matures on August 28, 2014, (b) a delayed draw term loan facility of up to $250.0 million that matures on August 28, 2014, and (c) a revolving credit facility with a $40.0 million aggregate loan commitment amount available, including a $15.0 million sub-facility for letters of credit and a $10.0 million swingline facility, that matures on February 28, 2014. The borrowers used the proceeds of the 2007 Credit Facility to refinance existing indebtedness and for working capital and other general corporate purposes, including, without limitation, financing acquisitions permitted under the 2007 Credit Facility. The 2007 Credit Facility is secured by a first priority security interest in (x) all present and future capital stock or other membership, equity, ownership or profits interest of Operating and all of its direct and indirect domestic restricted subsidiaries, (y) 65% of the voting stock (and 100% of the nonvoting stock) of all present and future first-tier foreign subsidiaries and (z) substantially all of the tangible and intangible assets of Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries. In addition, the loans and other obligations of the borrowers under the 2007 Credit Facility are guaranteed, subject to specified limitations, by Holdco, Operating and their present and future direct and indirect domestic restricted subsidiaries.

As of December 31, 2008, (a) $670.0 million was outstanding under the term loan facility, (b) $250.0 million was outstanding under the delayed draw term loan facility and (c) no amounts were outstanding under the revolving credit facility. Borrowings under the 2007 Credit Facility bear interest, at the borrower’s option, equal to the LIBOR Rate for a LIBOR Rate Loan (as defined in the 2007 Credit Facility), or the Alternate Base Rate for an Alternate Base Rate Loan (as defined in the 2007 Credit Facility), plus an applicable margin. The applicable margin for LIBOR Rate term loans and Alternate Base Rate term loans, as amended by the First Amendment, is 2.00% and 1.00%, respectively. The applicable margin for revolving loans is adjusted quarterly based upon Holdco’s Total Leverage Ratio (as defined in the 2007 Credit Facility) ( i.e., the ratio of Holdco’s Consolidated Indebtedness (as defined in the 2007 Credit Facility) on the last day of the preceding quarter to Consolidated EBITDA (as defined in the 2007 Credit Facility) for the four fiscal quarters ending on the date of determination). The applicable margin ranges from 1.50% to 2.00%, in the case of LIBOR Rate Loans and, 0.50% to 1.00% in the case of Alternate Base Rate Loans. Under the revolving credit facility, GateHouse Media will also pay a quarterly commitment fee on the unused portion of the revolving credit facility ranging from 0.25% to 0.5% based on the same ratio of Consolidated Indebtedness to Consolidated EBITDA and a quarterly fee equal to the applicable margin for LIBOR Rate Loans on the aggregate amount of outstanding letters of credit. In addition, GateHouse Media will be required to pay a ticking fee at the rate of 0.50% of the aggregate unfunded amount available to be borrowed under the delayed draw term facility.

No principal payments are due on the term loan facilities or the revolving credit facility until the applicable maturity date. The borrowers are required to prepay borrowings under the term loan facilities in an amount equal to 50.0% of Holdco’s Excess Cash Flow (as defined in the 2007 Credit Facility) earned during the previous fiscal year, except that no prepayments are required if the Total Leverage Ratio (as defined in the 2007 Credit Facility) is less than or equal to 6.0 to 1.0 at the end of such fiscal year. In addition, the borrowers are required to prepay borrowings under the term loan facilities with asset disposition proceeds in excess of specified amounts to the extent necessary to cause Holdco’s Total Leverage Ratio to be less than or equal to 6.25 to 1.00, and with cash insurance proceeds and condemnation or expropriation awards, in excess of specified amounts, subject, in each case, to reinvestment rights. The borrowers are required to prepay borrowings under the term loan facilities with the net proceeds of equity issuances by GateHouse Media in an amount equal to the lesser of (a) the amount by which 50.0% of the net cash proceeds exceeds the amount (if any) required to repay any credit facilities of GateHouse Media or (b) the amount of proceeds required to reduce Holdco’s Total Leverage Ratio to 6.0 to 1.0. The borrowers are also required to prepay borrowings under the term loan facilities with 100% of the proceeds of debt issuances (with specified exceptions) except that no prepayment is required if Holdco’s Total Leverage Ratio is less than 6.0 to 1.0. If the term loan facilities have been paid in full, mandatory prepayments are applied to the repayment of borrowings under the swingline facility and revolving credit facilities and the cash collateralization of letters of credit.

The 2007 Credit Facility contains a financial covenant that requires Holdco to maintain a Total Leverage Ratio of less than or equal to 6.5 to 1.0 at any time an extension of credit is outstanding under the revolving credit facility. The 2007 Credit Facility contains affirmative and negative covenants applicable to Holdco, Operating and their restricted subsidiaries customarily found in loan agreements for similar transactions, including restrictions on their ability to incur indebtedness (which GateHouse Media is generally permitted to incur so long as it satisfies an incurrence test that requires it to maintain a pro forma Total Leverage Ratio of less than 6.5 to 1.0), create liens on assets; engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments (except that Holdco is permitted to (a) make restricted payments (including quarterly dividends) so long as, after giving effect to any such restricted payment, Holdco and its subsidiaries have a Fixed Charge Coverage Ratio (as defined in the 2007 Credit Facility) equal to or greater than 1.0 to 1.0 and would be able to incur an additional $1.00 of debt under the incurrence test referred to above and (b) make restricted payments of proceeds of asset dispositions to GateHouse Media to the extent such proceeds are not required to prepay loans under the 2007 Credit Facility and/or cash collateralize letter of credit obligations and such proceeds are used to prepay borrowings under acquisition credit facilities of GateHouse Media). The 2007 Credit Facility also permits the borrowers, in certain limited circumstances, to designate subsidiaries as “unrestricted subsidiaries” which are not subject to the covenant restrictions in the 2007 Credit Facility. The 2007 Credit Facility contains customary events of default, including defaults based on a failure to pay principal, reimbursement obligations, interest, fees or other obligations, subject to specified grace periods; a material inaccuracy of representations and warranties; breach of covenants; failure to pay other indebtedness and cross-accelerations; a Change of Control (as defined in the 2007 Credit Facility); events of bankruptcy and insolvency; material judgments; failure to meet certain requirements with respect to ERISA; and impairment of collateral. There were no extensions of credit outstanding under the revolving credit portion of the facility at December 31, 2008 and, therefore, we are not required to be in compliance with the Total Leverage Ratio covenant.

Subject to the satisfaction of certain conditions and the willingness of lenders to extend additional credit, the 2007 Credit Facility provides that the borrowers may increase the amounts available under the revolving facility and/or the term loan facilities.

As of December 31, 2008, affiliates of Fortress own $126.0 million of the loans under the 2007 Credit Facility.

First Amendment to 2007 Credit Facility

On May 7, 2007, GateHouse Media entered into the First Amendment to amend the 2007 Credit Facility. The First Amendment provided an incremental term loan facility under the 2007 Credit Facility in the amount of $275.0 million. As amended by the First Amendment, the 2007 Credit Facility includes $1.195 billion of term loan facilities and $40.0 million of a revolving credit facility. The incremental term loan facility amortizes at the same rate and matures on the same date as the existing term loan facilities under the 2007 Credit Facility. Interest on the incremental term loan facility accrues at a rate per annum equal to, at the option of the borrower, (a) adjusted LIBOR plus a margin equal to (i) 2.00%, if the corporate family ratings and corporate credit ratings of Operating by Moody’s Investors Service Inc. and Standard & Poor’s Rating Services, are at least B1, and B+, respectively, in each case with stable outlook or (ii) 2.25%, otherwise, as was the case as of December 31, 2008, or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin

1.00% lower than that applicable to adjusted LIBOR-based loans. Any voluntary or mandatory repayment of the First Amendment term loans made with the proceeds of a new term loan entered into for the primary purpose of benefiting from a margin that is less than the margin applicable as a result of the First Amendment will be subject to a 1.00% prepayment premium. The First Amendment term loans are subject to a “most favored nation” interest provision that grants the First Amendment term loans an interest rate margin that is 0.25% less than the highest margin of any future term loan borrowings under the 2007 Credit Facility.

As previously noted, the First Amendment also modified the interest rates applicable to the term loans under the 2007 Credit Facility. Term loans thereunder accrue interest at a rate per annum equal to, at the option of the Borrower, (a) adjusted LIBOR plus a margin equal to 2.00% or (b) the greater of the prime rate set by Wachovia Bank, National Association, or the federal funds effective rate plus 0.50%, plus a margin equal to 1.00%. The terms of the previously outstanding borrowings were also modified to include a 1.00% prepayment premium corresponding to the prepayment premium applicable to the First Amendment term loans and a corresponding “most favored nation” interest provision.

Second Amendment to 2007 Credit Facility

On February 3, 2009, GateHouse Media entered into a Second Amendment to the 2007 Credit Facility (the “Second Amendment”). The Second Amendment amends our Amended and Restated Credit Agreement, dated as of February 27, 2007, as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of May 7, 2007 (together, the “Credit Agreement”), by and among Holdco, GateHouse Media Operating, Inc. (the “Subsidiary”), GateHouse Media Massachusetts I, Inc., GateHouse Media Massachusetts II, Inc., ENHE Acquisition, LLC, each of those domestic subsidiaries of Holdco identified as a “Guarantor” on the signature pages of the Credit Agreement, and Wachovia Bank, National Association, as administrative agent for the lenders. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Second Amendment, among other things, permits the Subsidiary to repurchase term loans outstanding under the Credit Agreement at prices below par through one or more Modified Dutch Auctions through December 31, 2011, provided that: (a) no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from such repurchases, (b) the sum of Unrestricted Cash and Accessible Borrowing Availability under the Credit Agreement is greater than or equal to $20,000,000; and (c) no Extension of Credit is outstanding under the revolving credit facility before or after giving effect to such repurchases. The Second Amendment further provides that such repurchases may result in the prepayment of term loans on a non-pro rata basis. No debt repurchases are required to be made pursuant to the Second Amendment and we cannot provide any assurances that any such debt repurchases will be made or, if made, the prices at which such repurchases will be made.

The Second Amendment also reduces the aggregate principal amounts available under the Credit Agreement, as follows: (a) for revolving loans, from $40,000,000 to $20,000,000; (b) for the letter of credit subfacility, from $15,000,000 to $5,000,000; and (c) for the swingline loan subfacility, from $10,000,000 to $5,000,000.

In addition, the Second Amendment provides that Holdco may not incur additional term debt under the Credit Agreement unless the Senior Secured Incurrence Test is less than 4.00 to 1 and the current Incurrence Test is satisfied, as such terms are defined in the Second Amendment.

We are currently in compliance with all of our covenants and obligations under the 2007 Credit Facility and the 2008 Bridge Facility. However, due to restrictive covenants and conditions within each of the facilities, we currently do not have the ability to draw upon the revolving credit facility portion of the 2007 Credit Facility for any immediate short-term funding needs or to incur additional long-term debt.

For fiscal 2008, GateHouse Media paid $63.8 million in interest under the 2007 Credit Facility.

2008 Bridge Facility

On February 15, 2008, GateHouse Media Intermediate Holdco, Inc., a subsidiary of GateHouse Media Holdco II, Inc. (“Holdco II”) and GateHouse Media (collectively, the “Bridge Borrower”) entered into the 2008 Bridge Facility with Barclays Capital, as syndication agent, sole arranger and book runner (“Barclays”).

The 2008 Bridge Facility provided for a $20.6 million term loan facility subject to extensions through August 15, 2009. The Bridge Facility is secured by a first priority security interest in all present and future capital stock of Holdco owned by Holdco II and all proceeds thereof.

Borrowings under the 2008 Bridge Facility bear interest at a floating rate equal to the LIBOR Rate (as defined in the 2008 Bridge Facility), plus an applicable margin. During the first three months of the facility, until May 15, 2008, the applicable margin was 8.00%. After May 15, 2008 and until February 12, 2009 the applicable margin was 10.00%. After the date of the Second Waiver and Amendment to 2008 Bridge Facility (February 12, 2009) and until the maturity date, the applicable margin is 12.00%.

No principal payments are due on the 2008 Bridge Facility until the maturity date. The Bridge Borrower is required to prepay borrowings under the 2008 Bridge Facility with (a) 100% of the net cash proceeds from the issuance or incurrence of debt by Holdco II and its restricted subsidiaries, (b) 100% of the net cash proceeds from any issuances of equity by Holdco II or any of its restricted subsidiaries and (c) 100% of the net cash proceeds of asset sales and dispositions by Holdco II and its subsidiaries, except, in the case of each of clause (a), (b) and (c), to the extent such required prepayment would contravene any provision of, or cause a violation of or default under, the 2007 Credit Facility, in which case such mandatory prepayment shall not be required. The Bridge Borrower may voluntarily prepay the 2008 Bridge Facility at any time.

The 2008 Bridge Facility contains affirmative and negative covenants applicable to Holdco II and, in limited circumstances, the Bridge Borrower and Holdco II’s restricted subsidiaries, customarily found in loan agreements for similar transactions, including restrictions on their ability to incur indebtedness, create liens on assets, engage in certain lines of business; engage in mergers or consolidations, dispose of assets, make investments or acquisitions; engage in transactions with affiliates, enter into sale leaseback transactions, enter into negative pledges or pay dividends or make other restricted payments. The 2008 Bridge Facility contains customary events of default, including defaults based on a failure to pay principal, reimbursement obligations, interest, fees or other obligations, subject to specified grace periods; a material inaccuracy of representations and warranties; breach of covenants; failure to pay other indebtedness and cross-accelerations; a Change of Control (as defined in the 2008 Bridge Facility); events of bankruptcy or insolvency; material judgments; failure to meet certain requirements with respect to ERISA; and impairment of collateral. Certain of the foregoing covenants are only applicable to the extent they do not contravene any provision of or cause a violation of or default under the 2007 Credit Facility. In connection with the 2008 Bridge Facility, Holdco II entered into a Pledge Agreement in favor of Barclays, pursuant to which Holdco II pledges certain assets for the benefit of the secured parties as collateral security for the payment and performance of its obligations under the 2008 Bridge Facility. The pledged assets include, among other things (a) all present and future capital stock or other membership, equity, ownership or profits interest of the Bridge Borrower in all of its direct domestic restricted subsidiaries and (b) 65% of the voting stock (and 100% of the nonvoting stock) of all of the present and future first-tier foreign subsidiaries.

As of December 31, 2008, a total of $17 million was outstanding under the 2008 Bridge Facility.

As of December 31, 2008, Fortress Credit Opportunities, an affiliate of Fortress, owns $8.5 million of the loans comprising the 2008 Bridge Facility.

First Waiver to 2008 Bridge Facility

On October 17, 2008, Holdco II entered into the First Waiver to the 2008 Bridge Facility. The First Waiver waived compliance by Holdco II with the Total Leverage Ratio (as defined in the 2008 Bridge Facility) covenant, for the quarter ended September 30, 2008. The Total Leverage Ratio (as defined in the 2008 Bridge Facility) was required to be greater than 7.25 to 1.00.

Second Waiver and Amendment to 2008 Bridge Facility

On February 12, 2009, Holdco II entered into the Second Waiver and Amendment to the 2008 Bridge Facility. The Second Waiver and Amendment waived compliance by Holdco II with the Total Leverage Ratio for the quarter ended December 31, 2008. As mentioned above, the Second Waiver and Amendment also set the applicable margin for the 2008 Bridge Facility at 12.00% and established an amortization schedule for the outstanding balance due under the Bridge Facility as follows:

Installment	Principal Amount

May 31, 2009	$1,500,000
June 30, 2009	$1,500,000
July 31, 2009	$1,500,000
August 31, 2009	$1,500,000
September 30, 2009	$5,000,000
October 31, 2009	$2,000,000
November 30, 2009	$2,000,000
Term Loan Maturity Date	Remaining outstanding amounts

Furthermore, under the Second Waiver and Amendment to the 2008 Bridge Facility the covenant requiring compliance with the Total Leverage Ratio was eliminated. The Bridge Borrower also agreed to prepay the 2008 Bridge Facility in any month, and only to the extent that, the month end cash balance exceeds the Projected Cash Balance by $2,000,000.00, starting in May of 2009, and agreed to make certain prepayments in the event of any voluntary repurchase or prepayment of term loans under the 2007 Credit Facility.

Investor Rights Agreement

On October 24, 2006, GateHouse Media entered into an Investor Rights Agreement with FIF III Liberty Holdings LLC, an affiliate of Fortress (“FIF III”). The Investor Rights Agreement provides FIF III with certain rights with respect to the nomination of directors to GateHouse Media’s Board as well as registration rights for securities it owns. The Investor Rights Agreement requires GateHouse Media to take all necessary or desirable action within its control to elect to its Board so long as FIF III and its permitted transferees beneficially own (a) more than 50% of the voting power, four directors nominated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (b) between 25% and 50% of the voting power, three directors nominated by FIG Advisors; (c) between 10% and 25% of the voting power, two directors nominated by FIG Advisors; and (d) between 5% and 10% of the voting power, one director nominated by FIG Advisors. In the event that any designee of FIG Advisors shall for any reason cease to serve as a member of the Board during his term of office, FIG Advisors will be entitled to nominate an individual to fill the resulting vacancy on the Board.

Pursuant to the Investor Rights Agreement, GateHouse Media grants Fortress, for so long as it beneficially owns at least 5% of its issued and outstanding common stock, “demand” registration rights. Fortress is entitled to an aggregate of four demand registrations. GateHouse Media is not required to maintain the effectiveness of the registration statement for more than 60 days. GateHouse Media is also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included.

GateHouse Media is not obligated to grant a request for a demand registration within four months of any other demand registration and may refuse a request for demand registration if, in its reasonable judgment, it is not feasible to proceed with the registration because of the unavailability of audited financial statements.

For as long as Fortress beneficially owns an amount of at least equal to 1% of GateHouse Media’s issued and outstanding common stock, Fortress also has “piggyback” registration rights that allow Fortress to include the shares of common stock that Fortress owns in any public offering of equity securities initiated by GateHouse Media (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of GateHouse Media’s other stockholders that may have registration rights in the future. The “piggyback” registration rights of Fortress are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

GateHouse Media grants Fortress, for as long as Fortress beneficially owns at least 5% or more of GateHouse Media’s common stock, the right to request shelf registrations on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on GateHouse Media’s efforts to keep the shelf registration statement continuously effective and GateHouse Media’s right to suspend the use of a shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if it determines that certain disclosures required by the shelf registration statement would be detrimental to it or its stockholders.

GateHouse Media agrees to indemnify Fortress against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Fortress sells shares of GateHouse Media’s common stock, unless such liability arose from Fortress’ misstatement or omission, and Fortress has agreed to indemnify GateHouse Media against all losses caused by its misstatements or omissions. GateHouse Media will pay all expenses incident to registration and Fortress will pay its respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under such a registration statement.

Other Investment Activities of the Principal Shareholder

The Fortress shareholders and their affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from and may from time to time conflict with ours. Fortress and certain of its affiliates are, or sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with GateHouse Media and that may, therefore, compete with us for investment opportunities.

EXECUTIVE OFFICERS

Michael E. Reed (42) became our Chief Executive Officer in February 2006 and became a director in October 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc. (“CNHI”) and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the board of directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves on the board of directors for the Newspaper Association of America. Mr. Reed is currently a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and is a member of the Grady College Journalism School’s Board of Advisors.

Melinda A. Janik (52) became our Senior Vice President and Chief Financial Officer in February 2009. She formerly served as an officer and Vice President and Controller of Paychex, Inc., a provider of payroll and human resource services, from March 2005 to January 2009. Prior to joining Paychex, Inc., she served as Senior Vice President and Chief Financial Officer for Glimcher Realty Trust, a mall Real Estate Investment Trust based in Columbus, Ohio, from July 2002 to March 2004. From February 1999 to July 2002 Ms. Janik was Vice President and Treasurer of NCR Corporation, a technology company based in Dayton, Ohio. She holds an MBA in finance and accounting and a bachelor’s degree in chemistry from the State University of New York at Buffalo.

Mark Maring (42) became the Company’s Vice President of Investor Relations and Strategic Development in March 2008 and became the Company’s Treasurer in February 2009. Mr. Maring also served as the Company’s Interim Chief Financial Officer from August 2008 to February 2009. He was formerly a Vice President of Mendon Capital Advisors Corp, a registered investment advisor, from 2004 through March 2008 where his responsibilities included risk management and hedging strategies. From 2000 to 2004 Mr. Maring was Vice President Investor Relations for Constellation Brands, Inc. (“Constellation”) an international producer and marketer of beverage alcohol brands. Mr. Maring also served as Constellation’s Director of Planning from 1997 to 2000. From 1992 to 1997, Mr. Maring worked with the accounting firm Arthur Andersen LLP. From 1987 to 1992 he worked for The Chase Manhattan Bank, N.A. in investment banking. Mr. Maring is a certified public accountant and holds a master’s degree in finance and accounting, from the Simon School of Business at the University of Rochester and a B.S. from St. John Fisher College.

Kirk Davis (47) became the Company’s President and Chief Operating Officer in January 2009. Mr. Davis has been with the Company since 2006, serving as the Chief Executive Officer of GateHouse Media New England. Prior to joining the Company, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia (ENM), also known as the

South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications from 2002 to 2004. In 2001 Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Mr. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (TAB Newspapers), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a Publisher and managed newspaper companies in Pennsylvania, Massachusetts and California from 1990 to 1996. Mr. Davis also served as Vice President of Circulation and Marketing for Ingersoll Publications from 1985 to 1990. Mr. Davis attended Wright State University and Ohio University. He is past chairman of the board for the Suburban Newspapers of America (SNA) and currently serves as chairman of the SNA Foundation. He also serves on the board of governors of the New England Newspaper Association. Last year Mr. Davis was elected to the board of the Audit Bureau of Circulations.

Polly G. Sack (49) became our Vice President, Secretary and General Counsel in May 2006. Ms. Sack was named a Senior Vice President of the Company in February 2009. She was formerly Senior Vice President and Director of Mergers and Acquisitions of IMG Worldwide, Inc. (“IMG”), a global sports, media and entertainment company, and had served in that capacity since 2001. Ms. Sack also served as IMG’s associate counsel and a vice president from 1992 to 2001. Prior to that, she worked in private practice for a major international law firm. Ms. Sack holds bachelor’s degrees in civil engineering and mathematics and a master’s degree in civil engineering, in addition to a law degree.

Gene A. Hall (57) became our Executive Vice President in March 2006 and has primary responsibility for our Northern Midwest Region. He was appointed our Senior Vice President in January 1998. Prior to his employment with us, he served as a Senior Vice President of APC from 1992 to 1998. Prior to 1992, he served as a regional manager and had been employed at APC since 1988. Prior to his employment at APC, Mr. Hall was the owner and publisher of the Charles City Press Six County Shopper and The Extra in Charles City, Iowa, which GateHouse Media currently owns. Mr. Hall has more than 37 years of experience in the newspaper industry.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the material elements of compensation for those executive officers identified in the Summary Compensation Table (the “Named Executive Officers”).

Objectives of Our Compensation Program

The primary objective of GateHouse Media’s executive compensation program is to attract and retain executives with the requisite skills and experience to help us achieve our business mission and develop, expand and execute business opportunities. The Board believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals. The Board seeks to align the executives’ interests with those of our stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value. The Board evaluates both performance and compensation to ensure that GateHouse Media maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer companies. To that end, the Board believes executive compensation packages provided by GateHouse Media to its executives, including the Named Executive Officers, should include both cash and stock-based compensation that reward performance as measured against established goals. Based on the foregoing objectives, the Board has structured GateHouse Media’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by GateHouse Media and reward the executives for achieving such goals.

GateHouse Media seeks to achieve these objectives through three key compensation elements:

•	a base salary;

•	a performance-based annual bonus (i.e., short-term incentives), which may be paid in cash, shares of stock or a combination of both; and

•	periodic grants of long-term, equity-based compensation (i.e., longer-term incentives), such as restricted stock units and/or restricted stock, which may be subject to performance based and/or time-based vesting requirements.

Executive Compensation Practices

GateHouse Media’s practices with respect to each of the three key compensation elements identified above, as well as other elements of compensation, are set forth below.

Base Salary

Executive officer base salaries are based on job responsibilities, the individual’s value to GateHouse Media and individual performance with respect to market competitiveness. The salaries of our Named Executive Officers named in the Summary Compensation Table are determined by either an employment agreement, or an offer letter or the Board. The agreements are described under “Employment Agreements” below.

Annual Bonus Incentives for Named Executive Officers

Each of the Named Executive Officers has either an annual target or non-target bonus that is performance-linked and based upon the achievement of certain performance goals as agreed to by the Named Executive Officer and the Board. The bonus is payable in GateHouse Media’s common stock or cash or a combination thereof. Any bonus that is payable in common stock (a “Restricted Stock Bonus”) vests over a specified period.

The annual bonus process for the Named Executive Officers involves four basic steps:

•	At the start of the fiscal year:

(a) GateHouse Media-wide annual performance goals are established;

(b) Individual performance measures are established; and

(c) The Board establishes a target bonus for certain Named Executive Officers.

•	After the end of the fiscal year:

(d) The Board measures actual performance (individual and GateHouse Media-wide) against the predetermined performance goals and measures to determine the appropriate adjustment to the target bonus (if applicable), as well as other performance considerations related to unforeseen events during the year.

These four steps are described in more detail below:

(a) Setting GateHouse Media-wide annual performance goals.  Early in each fiscal year, the Board working with senior management sets overall performance goals for GateHouse Media. In determining the extent to which the pre-set performance goals are met for a given period, the Board exercises its judgment whether to reflect or exclude the impact of changes in accounting principles and extraordinary, unusual or infrequently occurring events.

(b) Setting individual performance measures.  As it sets GateHouse Media-wide performance goals, the Board also sets individual performance measures for each Named Executive Officer. These measures allow the Board to play a more proactive role in identifying performance objectives beyond purely financial measures, including, for example, exceptional performance of each individual’s functional responsibilities as well as leadership, creativity and innovation, collaboration, development and implementation of growth initiatives and other activities that are critical to driving long-term value for stockholders.

(c) Setting a target bonus.  The Board establishes a target bonus amount for that particular Named Executive Officer. The target bonus takes into account all factors that the Board deems relevant, including the Board’s assessment of the aggressiveness of the level of growth reflected in GateHouse Media’s annual operating plan.

(d) Measuring performance.  After the end of the fiscal year, the Board reviews GateHouse Media’s actual performance against each of the performance goals established at the outset of the year. The Board makes an assessment of performance against the individual goals set at the outset of the year as well as the Named Executive Officer’s performance in relation to any extraordinary events or transactions. This assessment allows bonus decisions to take into account each Named Executive Officer’s personal performance and contribution during the year. The amount of the bonus may be adjusted up or down depending on the level of performance against the individual goals. Certain of our Named Executive Officers’ employment agreements or offer letters permit the Board to determine whether annual bonuses will be paid in a Restricted Stock Bonus or cash or a combination thereof. The Board may also determine whether the annual bonuses paid to those Named Executive Officers without an employment agreement or an offer letter will be paid in a Restricted Stock Bonus or cash or a combination thereof.

Long-Term Incentive Compensation

The long-term incentive program provides a periodic award (typically annual) that is performance-based. The objective of the program is to directly align compensation for Named Executive Officers over a multi-year period with the interests of stockholders of GateHouse Media by motivating and rewarding creation and preservation of long-term stockholder value. The level of long-term incentive compensation is determined based on an evaluation of competitive factors in conjunction with total compensation provided to Named Executive Officers and the goals of the compensation program described above.

Restricted Share Grants

Each of the Named Executive Officers, with the exception of Mr. Maring, has entered into a management stockholder agreement (the “Management Stockholder Agreements”) pursuant to which they were awarded restricted share grants. Under the Management Stockholder Agreements, the restricted share grants are subject to a five-year vesting schedule, with one-third of the shares vesting on each of the third, fourth and fifth anniversaries from the grant date. In addition Messrs. Reed, Hall and Champion also purchased additional restricted shares of GateHouse Media common stock which are also subject to the Management Stockholder Agreements.

Following the adoption of the Incentive Plan in October 2006, additional restricted share grants were awarded to certain of our Named Executive Officers under the Incentive Plan in each of 2006, 2007 and 2008. The majority of the restricted share grants granted under the Incentive Plan vest in one-third increments on each of the first, second and third anniversaries of the grant date.

During the applicable vesting period, a Named Executive Officer holding restricted share grants has all the rights of a stockholder, including, without limitation, the right to vote and the right to receive all dividends or other distributions (at the same rate and on the same terms as all other stockholders). During 2008, certain of our Named Executive Officers received the following dividends on unvested restricted share grants: Mr. Reed received $188,875.00, Mr. Champion received $101,295.00, Mr. Thompson received $20,685.80, Mr. Hall received $95,034.60 and Ms. Sack received $20,447.20. During the second quarter of 2008 the Company temporarily suspended the payment of quarterly dividends to stockholders.

Deferred Compensation Programs

GateHouse Media maintains the Liberty Group Publishing, Inc. Executive Benefit Plan (“Executive Benefit Plan”), a nonqualified deferred compensation plan for the benefit of certain key employees. Under the Executive Benefit Plan, GateHouse Media credits an amount, determined at GateHouse Media’s sole discretion, to a bookkeeping account established for each participating key employee. The bookkeeping account is credited with earnings and losses based upon the investment choices selected by the participant.

The amounts credited to the bookkeeping account on behalf of each participating key employee vest on an installment basis over a period of five years. A participating key employee forfeits all amounts under the Executive Benefit Plan in the event that his or her employment is terminated for “cause” as defined in the Executive Benefit Plan. Amounts credited to a participating key employee’s bookkeeping account are distributable upon termination of the key employee’s employment, and will be made in a lump sum or installments as elected by the key employee. The Executive Benefit Plan was frozen effective as of December 31, 2006, and all accrued benefits of participants under the terms of the Executive Benefit Plan became 100% vested.

GateHouse Media also maintains the Liberty Group Publishing, Inc. Executive Deferral Plan (“Executive Deferral Plan”), a nonqualified deferred compensation plan for the benefit of certain key employees. Under the Executive Deferral Plan, eligible key employees may elect to defer a portion of their compensation for payment at a later date. Currently, the Executive Deferral Plan allows a participant to defer up to 100% of his or her annual compensation until termination of employment or such earlier period as elected by the participant. Amounts deferred are credited to a bookkeeping account established for this purpose. The bookkeeping account is credited with earnings and losses based upon the investment choices selected by the participant. Amounts deferred under the Executive Deferral Plan are fully vested and non-forfeitable. The amounts in the bookkeeping account are payable to the participant at the time and in the manner elected by the participant.

Benefits and Perquisites

The Board supports providing benefits and perquisites to our Named Executive Officers that are substantially the same as those offered to other officers of GateHouse Media at the executive’s level, including vacation, sick time, participation in GateHouse Media’s medical, dental and insurance programs, all in accordance with the terms of such plans and program in effect from time to time.

Policy With Respect to the $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Board designs certain components of Named Executive Officer compensation to permit full deductibility. The Board believes, however, that our stockholder interests are best served by not restricting its discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses.

COMPENSATION REPORT

Since December 19, 2008, the date that the Compensation Committee was discharged, the Board, with the exception of Michael Reed, has assumed those functions carried out by the Compensation Committee. These functions include, evaluating and establishing compensation for GateHouse Media’s executive officers and overseeing other management incentive, benefit and perquisite programs. Management has the primary responsibility for GateHouse Media’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Board has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 23-26 of this proxy statement. The Board is satisfied that the Compensation Discussion and Analysis fairly represents the philosophy, intent and actions of the Board with regard to executive compensation, and on that basis, the Compensation Discussion and Analysis be included in this proxy statement.

BOARD OF DIRECTORS

Wesley R. Edens
Kevin Sheehan
Burl Osborne
Richard L. Friedman

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to the Chief Executive Officer, the Chief Financial Officers and the three other most highly-compensated executive officers of the Company who served in such capacities for the fiscal year ended December 31, 2008. These six officers are referred to as the Named Executive Officers in this proxy statement.

					Change in
					Pension
					Value and
				Restricted	Nonqualified
				Stock	Deferred	All Other	Total
		Salary	Bonus(1)	Units(2)	Compensation	Compensation(3)	Compensation
Name and Principal Position	Year	($)	($)	($)	Earnings	($)	($)

Michael E. Reed	2008	$500,000	—	$374,118	—	—	$874,118
Chief Executive Officer	2007	500,000	$350,000	75,633	—	—	925,633
	2006	442,308	200,000	4,299,000	—	$1,516,560	6,457,868
Scott T. Champion	2008	$200,000	—	$149,652	—	—	$349,652
President and Chief Operating	2007	200,000	$100,000	75,633			375,633
Officer(4)	2006	200,000	200,000	143,300	—	—	543,300
Mark R. Thompson	2008	$203,000	—	$202,032	—	—	$405,032
Chief Financial Officer(5)	2007	250,000	$200,000	75,633	—	$78,964	604,597
	2006	152,384	200,000	413,979		—	766,363
Mark Maring	2008	$161,000	(6)	$956,451	—	—	$1,117,451
Interim Chief Financial Officer(5) and Vice President of Investor Relations and Strategic Development
Polly G. Sack	2008	$260,000	—	$187,072	—	—	$447,072
Senior Vice President, Secretary	2007	225,000	$200,000	75,633		$81,006	581,639
and General Counsel	2006	133,345	200,000	413,979	—	37,225	784,549
Gene A. Hall	2008	$200,000	—	$224,479	—	—	$424,479
Executive Vice President

(1)	On March 12, 2009, awards of annual cash bonuses to certain Named Executive Officers were declared, as set forth below. It is anticipated that such bonuses will be paid out late in the first quarter or early in the second quarter of 2009.

Named Executive Officer	Cash Bonus
Michael E. Reed Chief Executive Officer	$50,000
Scott T. Champion President and Chief Operating Officer	$50,000
Mark Maring Treasurer and Vice President of Investor Relations and Strategic Development	$70,000
Polly G. Sack Senior Vice President, Secretary and General Counsel	$75,000
Gene A. Hall Executive Vice President	$50,000

(2)	The dollar value of restricted stock set forth in this column is equal to the weighted-average grant date fair value recognized during 2008 for financial statement purposes in accordance with FAS 123R. This valuation method values restricted stock granted during 2008 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note (2)(a) of the Notes to Consolidated Financial Statements of our 2008 Annual Report on Form 10-K. Information regarding the shares of restricted stock granted to certain of our Named Executive Officers during 2008 is set forth in the Grants of Plan-Based Awards table. The Grants of Plan-Based Awards table sets forth the grant date fair value of the restricted stock granted during 2008 computed in accordance with FAS 123R.

(3)	In 2007, all Other Compensation for Mr. Thompson included: (i) relocation benefits of $60,433 and (ii) $18,531 tax gross-up. In 2007, all Other Compensation for Ms. Sack included: (i) relocation benefits of $51,961, (ii) $26,616 tax gross-up and (iii) GateHouse Media-paid life insurance premiums of $2,429. In 2006, all Other Compensation for Mr. Reed included (i) a one-time sign-on bonus of $1,500,000 and (ii) relocation benefits of $16,560. In 2006, all Other Compensation for Ms. Sack included (i) relocation benefits of $33,475 and (ii) GateHouse Media-paid life insurance premiums of $3,750.

(4)	Mr. Champion resigned as President and Chief Operating Officer effective January 9, 2009. Mr. Champion is currently serving as a Regional Manager for the Company.

(5)	Mr. Thompson resigned as Vice President, Chief Financial Officer and Treasurer effective August 19, 2008. Mr. Maring was appointed Interim Chief Financial Officer effective August 19, 2008, in addition to his duties as Vice President of Investor Relations and Strategic Development. Effective February 2, 2009, Mr. Maring no longer served as the Company’s Interim Chief Financial Officer and is currently serving as the Treasurer and Vice President of Investor Relations and Strategic Development.

(6)	For fiscal year 2008, Mr. Maring was to receive a cash bonus of not less than $70,000, which bonus is included in footnote (1) above.

Grants of Plan-Based Awards

We have provided the following Grants of Plan-Based Awards table to provide additional information about annual cash incentive compensation, stock options and restricted share awards granted to our Named Executive Officers during the year ended December 31, 2008.

								All other	All other
								Stock	Stock	All other
								Awards:	Awards:	Option
								Number	Number	Awards:	Exercises	Grant
		Estimated Possible Payout			Estimated Future Payouts			of	of	Number	or Base	Date Fair
		Under Non-Equity Incentive			Under Equity			Shares of	Shares of	of	Price of	Value of
		Plan Awards			Incentive Plan Awards			Stock or	Stock or	Securities	Options	Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units(1)	Units(2)	Underlying	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	Options (#)	($/Sh)	Awards(3)

Michael E. Reed	1/3/08							23,867	5,967	—	—	$243,744

Scott T. Champion	1/3/08							5,967	5,967	—	—	$97,501

Mark R. Thompson	1/3/08							11,934	4,177	—	—	$131,627

Mark Maring	4/4/08							76,272	—	—	—	$450,005

Polly G. Sack	1/3/08							11,934	2,984	—	—	$121,880

Gene A. Hall	1/3/08							11,934	5,967	—	—	$146,251

(1)	The amounts set forth in this column reflect the number of restricted share grants granted under the Incentive Plan. These grants all have a three-year vesting schedule. With the exception of Mr. Maring’s grant, one-third of the shares vest on each of the first, second and third anniversaries from the grant date. The shares under Mr. Maring’s grant vest on each of the third, fourth and fifth anniversaries from the grant date.

(2)	The amounts set forth in this column reflect the number of restricted share grants granted under the Incentive Plan which vested on April 15, 2008.

(3)	The dollar value of restricted shares disclosed in this column represent the market value of the full 2008 awards indicated, calculated in accordance with FAS 123R. These numbers are calculated by multiplying the closing price of GateHouse Media common stock on the New York Stock Exchange on the date of grant by the number of restricted shares awarded.

Outstanding Equity Awards at Fiscal Year-End

In addition, we have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards made to our Named Executive Officers which are outstanding as of December 31, 2008.

					Stock Awards
									Equity
									Incentive
									Plan Awards:
									Market or
									Payout
								Equity	Value of
								Incentive Plan	Unearned
	Option Awards						Market Value	Awards:	Shares,
	Number of	Number of					of Shares	Number of	Units or
	Securities	Securities			Number of		or Units of	Unearned	Other
	Underlying	Underlying			Shares or Units		Stock that	Shares, Units or	Rights that
	Unexercised	Unexercised	Option	Option	of Stock that		have not	other Rights	have not
	Options	Options	Exercise	Expiration	have not Vested		Vested(1)	that have not	Vested
Name	Exercisable	Unexercisable	Price	Date	(#)		($)	Vested (#)	($)

Michael E. Reed	—	—	—	—	100,000	(2)	$4,000	—	—
					100,000	(3)	4,000
					100,000	(4)	4,000
					1,818	(5)	73
					1,817	(6)	73
					7,956	(7)	318
					7,956	(8)	318
					7,955	(9)	318
Scott T. Champion	—	—	—	—	50,000	(10)	$2,000	—	—
					50,000	(11)	2,000
					3,333	(12)	133
					3,333	(13)	133
					3,334	(14)	133
					1,818	(5)	73
					1,817	(6)	73
					1,989	(7)	80
					1,989	(8)	80
					1,989	(9)	80
Mark R. Thompson	—	—	—	—	—		—	—	—
Mark Maring	—	—	—	—	25,424	(15)	$1,017	—	—
					25,424	(16)	1,017
					25,424	(17)	1,017
Polly G. Sack	—	—	—	—	5,000	(19)	$200	—	—
					5,000	(20)	200
					5,000	(21)	200
					4,630	(18)	185
					1,818	(5)	73
					1,817	(6)	73
					3,978	(7)	159
					3,978	(8)	159
					3,978	(9)	159
Gene A. Hall	—	—	—	—	50,000	(10)	$2,000	—	—
					50,000	(11)	2,000
					909	(5)	36
					909	(6)	36
					3,978	(7)	159
					3,978	(8)	159
					3,978	(9)	159

(1)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.04) on December 31, 2008, the last trading day of 2008. There can be no assurance that the amounts shown in the table will ever be realized by the Named Executive Officer.

(2)	Shares of restricted stock vest on March 1, 2009.

(3)	Shares of restricted stock vest on March 1, 2010.

(4)	Shares of restricted stock vest on March 1, 2011.

(5)	Shares of restricted stock vest on January 2, 2009.

(6)	Shares of restricted stock vest on January 2, 2010.

(7)	Shares of restricted stock vest on January 3, 2009.

(8)	Shares of restricted stock vest on January 3, 2010.

(9)	Shares of restricted stock vest on January 3, 2011.

(10)	Shares of restricted stock vent on June 6, 2009.

(11)	Shares of restricted stock vest on June 6, 2010.

(12)	Shares of restricted stock vest on March 1, 2009.

(13)	Shares of restricted stock vest on March 1, 2010.

(14)	Shares of restricted stock vest on March 1, 2011.

(15)	Shares of restricted stock vest on April 4, 2011.

(16)	Shares of restricted stock vest on April 4, 2012.

(17)	Shares of restricted stock vest on April 4, 2013.

(18)	Shares of restricted stock vest on October 26, 2009.

(19)	Shares of restricted stock vest on May 17, 2009.

(20)	Shares of restricted stock vest on May 17, 2010.

(21)	Shares of restricted stock vest on May 17, 2011.

Option Exercises and Stock Vested

We have provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by our Named Executive Officers on option award exercises and stock award vesting during the year ended December 31, 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares
	Acquired on	Realized	Acquired on	Value Realized
Name	Exercise	on Exercise	Vesting (#)	on Vesting ($)

Michael E. Reed	—	—	7,785	$49,747
Scott T. Champion	—	—	57,785	234,747
Mark R. Thompson	—	—	5,995	39,383
Mark Maring	—	—	—	—
Polly G. Sack	—	—	9,432	32,753
Gene A. Hall	—	—	56,876	227,148

Pension Benefits

GateHouse Media does not offer retirement benefits to any of its Named Executive Officers.

		Number of Years	Present Value of	Payments
Name	Plan Name	Credited Service	Accumulated Benefit	During 2008

Michael E. Reed	—	—	—	—
Scott T. Champion	—	—	—	—
Mark R. Thompson	—	—	—	—
Mark Maring	—	—	—	—
Polly G. Sack	—	—	—	—
Gene A. Hall	—	—	—	—

Nonqualified Deferred Compensation

The following Nonqualified Deferred Compensation table sets forth information with respect to contributions to and withdrawals from the Liberty Group Publishing, Inc. Executive Deferral Plan and/or the Liberty Group Publishing, Inc. Executive Benefit Plan to our Named Executive Officer’s during fiscal year ended December 31, 2008.

Aggregate
	Executive	Registrant	Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions	Earnings in	Distributions(2)	Balance at
Name	in 2008(1) ($)	in 2008 ($)	2008(1) ($)	($)	12/31/08 ($)

Michael E. Reed	-0-	-0-	-0-	-0-	-0-
Scott T. Champion	$18,000	-0-	$(127,882)	-0-	$266,108
Mark R. Thompson	-0-	-0-	-0-	-0-	-0-
Mark Maring	-0-	-0-	-0-	-0-	-0-
Polly G. Sack	-0-	-0-	-0-	-0-	-0-
Gene A. Hall	-0-	-0-	(12,124)	-0-	40,420

(1)	No amounts reported in these columns are reported as compensation in the 2008 Summary Compensation Table.

(2)	Pursuant to the transitional rules promulgated by the IRS, Messrs. Champion and Hall each irrevocably elected to withdraw funds from their Plan accounts in fourth quarter 2008. Such withdrawals were not actually paid out until January 30, 2009.

Employment Agreements

Michael E. Reed

Mr. Reed is employed as Chief Executive Officer of GateHouse Media pursuant to an employment agreement effective as of January 30, 2006. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of a company the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has an initial three-year term with an automatic one-year renewal unless GateHouse Media or Mr. Reed gives notice of non-renewal within ninety days prior to the end of the term, Mr. Reed receives an annual base salary of $500,000. Mr. Reed also is eligible for an annual, performance-based bonus. The agreement provides that Mr. Reed is eligible to receive an annual target bonus of $200,000 upon the achievement of certain performance goals agreed to by Mr. Reed and GateHouse Media’s Board. The bonus is payable in either GateHouse Media’s common stock or cash in the discretion of the Board, provided that no more than 50% of the bonus shall be payable in GateHouse Media’s common stock without Mr. Reed’s approval. Any Restricted Stock Bonus will vest ratably on the third, fourth and fifth anniversaries of the grant date. For fiscal year 2006 only, Mr. Reed received a “sign-on” cash bonus of $1,500,000. Mr. Reed’s employment agreement also provided for the reimbursement of his reasonable relocation expenses.

Pursuant to his employment agreement, Mr. Reed also received a one-time grant of 300,000 shares of restricted common stock (the “Initial Stock Grant”). On March 1, 2009, one-third of the Initial Stock Grant vested; the remainder will vest ratably on March 1, 2010 and March 1, 2011 (the fourth and fifth anniversaries of his employment agreement’s effective date).

Scott T. Champion

Mr. Champion is currently employed as a Regional Manager for GateHouse Media. From June 6, 2005 to January 9, 2009, Mr. Champion served as President and Chief Operating Officer of GateHouse Media. Pursuant to an employment agreement effective as of June 6, 2005, Mr. Champion was employed as President and Chief Operating Officer of GateHouse Media, with the duties and responsibilities customarily exercised by the person serving as President and Chief Operating Officer of a company of the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has an initial three-year term with an automatic one-year renewal unless GateHouse Media or Mr. Champion gives notice of non-renewal within ninety days prior to the end of the term, Mr. Champion receives an annual base salary of $200,000. Mr. Champion’s annual base salary shall be reviewed on an annual basis and adjusted at the Company’s sole discretion. Mr. Champion also is eligible for an annual, performance-based target bonus of $200,000 based upon the achievement of certain performance goals agreed to by Mr. Champion and GateHouse Media’s Board. The bonus may be a Restricted Stock Bonus. Mr. Champion has the right to receive the lesser of: (a) 50% of the annual target bonus paid in GateHouse Media’s common stock or (b) $100,000 of such bonus payable in cash.

Pursuant to his employment agreement, Mr. Champion received an Initial Stock Grant of 150,000 shares. On June 6, 2008, one-third of the Initial Stock Grant vested; the remainder will vest ratably on June 6, 2009 and June 6, 2010 (the fourth and fifth anniversaries of his employment agreement’s effective date).

Mark Maring

Mr. Maring is currently employed as the Treasurer and Vice President of Investor Relations and Strategic Development of GateHouse Media. From August 19, 2008 to February 2, 2009, Mr. Maring also served as the Interim Chief Financial Officer of GateHouse Media. Pursuant to an offer letter effective as of February 6, 2008, Mr. Maring was initially employed as Vice President of Investor Relations and Strategic Development of GateHouse Media, with the duties and responsibilities customarily exercised by the person serving as Vice President of Investor Relations and Strategic Development of a company of the size and nature of GateHouse Media.

Pursuant to his offer letter, which has no guaranteed term of employment or renewal provision, Mr. Maring’s initial annual base salary is at the rate of $200,000 per year. For fiscal year 2008, Mr. Maring received $161,000 in base salary. Mr. Maring also is eligible for an annual bonus based on achievement of annually agreed upon targets, of up to 70% of base pay. This bonus will be paid with a combination of cash and restricted stock and is subject to approval by the Board. For fiscal year 2008, Mr. Maring was to receive a cash bonus of not less than $70,000.

Pursuant to his offer letter, Mr. Maring also received an Initial Stock Grant of 76,272 shares. Mr. Maring’s Initial Stock Grant was issued under the Incentive Plan. Such grant vests ratably on April 4, 2011, April 4, 2012 and April 4, 2013.

Mark Thompson

Mr. Thompson was employed as the Chief Financial Officer of GateHouse Media pursuant to an employment agreement effective as of May 10, 2006. Mr. Thompson resigned from GateHouse Media effective August 19, 2008. Under his employment agreement Mr. Thompson had the duties and responsibilities that were customarily exercised by a person serving as chief financial officer of a company of the size and nature of GateHouse Media.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Thompson’s annual base salary shall be reviewed on an annual basis and adjusted in the Company’s sole discretion. For fiscal year 2008, Mr. Thompson’s annual base salary was at the rate of $260,000. For fiscal year 2008, Mr. Thompson received $203,000 in base salary. Mr. Thompson was also eligible for an annual, performance-

based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Mr. Thompson and GateHouse Media’s Board. Such bonus may have been a Restricted Stock Bonus as determined by the Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. Mr. Thompson’s employment agreement also provided for the reimbursement of his reasonable relocation expenses.

Pursuant to his employment agreement, Mr. Thompson received an Initial Stock Grant of 15,000 shares which would have vested ratably on May 17, 2009, May 17, 2010 and May 17, 2011 (the third, fourth and fifth anniversaries of his employment agreement’s effective date). Upon his resignation Mr. Thompson forfeited all shares under the Initial Stock Grant.

Polly G. Sack

Ms. Sack is employed as Senior Vice President, Secretary and General Counsel of GateHouse Media pursuant to an employment agreement effective as of May 17, 2006. Under this agreement, she has the duties and responsibilities customarily exercised by the person serving as chief legal officer of a company of the size and nature of GateHouse Media.

Pursuant to her employment agreement, which has no guaranteed term of employment or renewal provision, Ms. Sack’s annual base salary shall be reviewed on an annual basis and adjusted in the Company’s sole discretion. For fiscal year 2008, Ms. Sack received an annual base salary of $260,000. Ms. Sack also is eligible for an annual, performance-based bonus, without a target level, based upon the achievement of certain performance goals agreed to by Ms. Sack and GateHouse Media’s Board. Such bonus may be a Restricted Stock Bonus as determined by the Board and without restriction as to the relative proportions of common stock or cash comprising such bonus. Ms. Sack’s employment agreement also provided for the reimbursement of her reasonable relocation expenses.

Pursuant to her employment agreement, Ms. Sack received an Initial Stock Grant of 15,000 shares which vests ratably on May 17, 2009, May 17, 2010 and May 17, 2011 (the third, fourth and fifth anniversaries of her employment agreement’s effective date).

Certain of our Named Executive Officers have restrictive covenants in their employment agreements and/or their management stockholder agreements for the benefit of GateHouse Media relating to non-competition during the term of employment and for the one year period following termination of their employment for any reason. Each of these agreements also contains restrictive covenants relating to non-solicitation of GateHouse Media employees, directors, agents, clients, customers, vendors, suppliers or consultants during the term of employment and for the one year period following termination of their employment for any reason.

Potential Payments Upon Termination or Change of Control

The table beginning on page 35 of this proxy statement estimates the amount of compensation payable to each of the Named Executive Officers of GateHouse Media in the event of termination of such executives’ employment upon voluntary termination, termination for cause, death, disability, retirement, involuntary not for cause termination, and termination following a change of control. The amounts shown assume that such termination was effective as of December 31, 2008. The actual amounts to be paid out can only be determined at the time of such executive’s separation from GateHouse Media. A Named Executive Officer is entitled to receive amounts earned during his or her term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the “Accrued Benefits”). These amounts are not shown in the table. The termination provisions in the employment agreements of certain of our Named Executive Officers are substantially identical and are summarized below.

The Management Stockholder Agreements contain a call option exercisable at GateHouse Media’s discretion pursuant to which GateHouse Media may purchase certain of our Named Executive Officers nonforfeited common stock, which are subject to the Management Stockholder Agreements, upon termination of the Named Executive Officer’s employment for any reason (the “Call Option”). GateHouse Media shall pay the terminated Named Executive Officer: (a) in the case of a termination for cause, the lower of the purchase price of $1,000 per share or the fair market value (as determined by the Board) or (b) in the case of a termination for any reason other than cause, the fair market value (as determined by the Board).

Additionally, under the Incentive Plan, if the Named Executive Officer’s employment is terminated for any reason, any remaining unvested restricted shares shall immediately be repurchased by GateHouse Media at a price equal to the par value ($.01) per share (the “Repurchase Obligation”).

Payments Made Upon Voluntary Termination and Termination for Cause

Under the employment agreements, if certain of our Named Executive Officers’ employment is voluntarily terminated or terminated by GateHouse Media for cause, that Named Executive Officer is not entitled to any further compensation or benefits other than Accrued Benefits. Mr. Champion would forfeit all restricted shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses. Mr. Reed and Ms. Sack would forfeit all unvested shares subject to the Initial Stock Grant and any Restricted Stock Bonuses and, in the case of termination due to an act of dishonesty committed in connection with GateHouse Media business, Mr. Reed and and Ms. Sack would forfeit all shares subject to the Initial Stock Grant and any Restricted Stock Bonuses. Mr. Thompson resigned from GateHouse Media effective August 19, 2008 and as a result forfeited all unvested shares subject to the Initial Stock Grant and any Restricted Stock Bonus.

Under the Management Stockholder Agreements, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation.

Payments Made Upon Death, Disability or Retirement

Under the employment agreements, if certain of our Named Executive Officers’ employment is terminated by reason of death, the Named Executive Officer shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits and life insurance benefits. Each Named Executive Officer receives basic life insurance equal to one times the executive’s salary and an additional voluntary death benefit only if it is paid for by the Named Executive Officer. If the Named Executive Officer’s employment is terminated by reason of disability or retirement, the Named Executive Officer shall not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If the Named Executive Officer fails to perform his or her duties as a result of disability or incapacity, the Named Executive Officer shall continue to receive his or her base salary and all other benefits and all other compensation unless and until his or her employment is terminated.

Under the Management Stockholder Agreements, if certain of our Named Executive Officers’ employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) of the restricted shares. In addition, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation.

Payments Made Upon Involuntary not for Cause Termination, or Change in Control with Termination

Under the employment agreements and/or offer letters of certain of our Named Executive Officers’, if their employment is terminated by GateHouse Media other than for cause, they shall be entitled to:

(a) the Accrued Benefits;

(b) an amount equal to twelve (12) months’ current base salary;

(c) the annual bonus including any declared bonus not yet paid;

(d) continuation of the Named Executive Officer’s health benefits at the same levels until the earlier of (i) the time it takes the Named Executive Officer to become eligible for benefits from a new employer or (ii) twelve (12) months from the date of termination;

(e) the shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses; and

(f) if within twelve (12) months of a change in control, 100% of the remaining unvested shares subject to the Initial Stock Grant and any additional Restricted Stock Bonuses, which shall automatically vest.

Under the Management Stockholder Agreements, GateHouse Media may exercise its Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated without cause, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, GateHouse Media shall purchase any remaining unvested restricted shares pursuant to its Repurchase Obligation. If the termination is within twelve (12) months of a change in control, 100% of the remaining unvested shares shall automatically vest.

The employment agreements reference the definition of change in control in the Incentive Plan. The Incentive Plan defines a change in control as:

(a) if any person acquires 50.1% or more of GateHouse Media’s voting securities (other than securities acquired directly from GateHouse Media or its affiliates); or

(b) upon the consummation of a merger or consolidation of GateHouse Media or any subsidiary of GateHouse Media other than a merger or consolidation where at least a majority of the Board immediately following the merger or consolidation shall be at least a majority of the board of the surviving entity or its ultimate parent; or

(c) upon the approval by the stockholders of a complete liquidation or dissolution of GateHouse Media of all or substantially all of GateHouse Media’s assets, other than (i) a sale or disposition by GateHouse Media of GateHouse Media’s assets to an entity of which at least 50.1% of the voting power is owned by the stockholders of GateHouse Media or (ii) a sale or disposition of all or substantially all of GateHouse Media’s assets immediately following which the board members immediately prior thereto constitute at least a majority of the board members of the entity who bought the assets or if the buyer is a subsidiary, the buyer’s ultimate parent.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

	Michael E.	Scott T.	Mark R.	Mark	Polly G.	Gene A.
Event	Reed	Champion	Thompson(1)	Maring	Sack	Hall

Voluntary Termination and Termination for Cause
Call Option(2)	$1,000	$2,000	$-0-	$-0-	$-0-	$2,000
Repurchase Obligation(4)	275	96	-0-	763	202	98

Total	$1,275	$2,096	$-0-	$763	$202	$2,098
Death
Accelerated restricted stock	$4,391	$2,286	$-0-	$1,017	$617	$2,195
Call Option(2)(3)	1,000	2,000	-0-	-0-	-0-	2,000
Repurchase Obligation(4)	177	58	-0-	508	98	49
Life insurance proceeds	1,250,000	800,000	-0-	200,000	260,000	900,000

Total	$1,255,568	$804,344	$-0-	$201,525	$260,715	$904,244

	Michael E.	Scott T.	Mark R.	Mark	Polly G.	Gene A.
Event	Reed	Champion	Thompson(1)	Maring	Sack	Hall

Disability
Accelerated restricted stock	$4,391	$2,286	$-0-	$1,017	$617	$2,195
Call Option(2)(3)	1,000	2,000	-0-	-0-	-0-	2,000
Repurchase Obligation(4)	177	58	-0-	508	98	49

Total	$5,568	$4,344	$-0-	$1,525	$715	$4,244
Retirement
Call Option(2)	$1,000	$2,000	$-0-	-0-	-0-	2,000
Repurchase Obligation(4)	275	96	-0-	763	202	98

Total	$1,275	$2,096	$-0-	$763	$202	$2,098
Involuntary not for Cause Termination
Annual Bonus	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Accelerated restricted Stock	4,391	2,286	-0-	1,017	617	2,195
Call Option(2)(3)	1,000	2,000	-0-	-0-	-0-	2,000
Repurchase Obligation(4)	177	58	-0-	508	98	49
Cash severance payment	500,000	200,000	-0-	200,000	260,000	-0-
Continued health care benefits	13,061	13,061	-0-	13,061	11,301	-0-

Total	$518,629	$217,405	$-0-	$214,586	$272,016	$4,244
Change in Control with Termination
Annual Bonus	$-0-	$-0-	$-0-	$-0-	$-0-	$-0-
Accelerated restricted stock	13,100	4,784	-0-	3,051	1,408	4,550
Call Option(2)(3)	1,000	2,000	-0-	-0-	-0-	2,000
Cash severance payment	500,000	200,000	-0-	200,000	260,000	-0-
Continued health care benefits	13,061	13,061	-0-	13,061	11,301	-0-

Total	$527,161	$219,845	$-0-	$216,112	$272,709	$6,550

(1)	Mr. Thompson resigned from GateHouse Media effective August 19, 2008.

(2)	The amounts set forth in this row assume that GateHouse Media exercises its Call Option as provided under all of the Management Stockholder Agreements and pays the Named Executive Officer the fair market value, based on the closing price of its common stock ($.04) on December 31, 2008, the last trading day of 2008.

(3)	The amounts set forth in this row could also include the accelerated restricted stock amount identified in the preceding row, but are not included herein to avoid counting this potential payment twice.

(4)	The amounts set forth in this row assume that GateHouse Media purchases any remaining unvested restricted shares pursuant to its Repurchase Obligation as provided under the Incentive Plan and pays the Named Executive Officer the par value ($.01) per share.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of GateHouse Media’s financial information and the financial reporting process, including the system of internal control over financial reporting. GateHouse Media’s independent registered public accounting firm is responsible for conducting independent audits of GateHouse Media’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

As part of its oversight responsibility, the Audit Committee has reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of GateHouse Media’s internal control over financial reporting with management and GateHouse Media’s independent registered public accounting firm. The Audit Committee also has discussed with GateHouse Media’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received the written disclosures and the letter from GateHouse Media’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with it that firm’s independence.

Based upon the reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in GateHouse Media’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:

Kevin M. Sheehan, Chairman
Burl Osborne

MATTERS RELATING TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Independent Auditors

On April 5, 2007, GateHouse Media, upon the approval of its Audit Committee, dismissed KPMG LLP (“KPMG”) as its independent registered public accounting firm and engaged Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm to audit its financial statements for the fiscal year ending December 31, 2007.

During the interim period covering January 1, 2007 to April 5, 2007, there was (a) no disagreements between GateHouse Media and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in their reports; and (b) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) related to material weaknesses in the internal control over financial reporting.

Appointment of Ernst & Young LLP

On April 5, 2007, GateHouse Media, upon the approval of the Audit Committee, engaged EY as its independent registered public accounting firm.

Prior to the engagement of EY, GateHouse Media did not consult with EY on any matter that (a) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its financial statements, in each case where either written or oral advice was provided that EY concluded was an important factor considered by GateHouse Media in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

During the fiscal years ended December 31, 2007 and December 31, 2008, there were (a) no disagreements between GateHouse Media and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in their reports; and (b) no “reportable events” (as described in Item 304(a)(1)(v) of Regulation S-K) related to material weaknesses in the internal control over financial reporting.

Representatives of EY are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and to respond to appropriate stockholder questions.

Fees Paid to EY.  The following table sets forth the fees for services provided by EY during the fiscal years ended December 31, 2007 and December 31, 2008.

	2008	2007

Audit Fees	$1,759,012	$2,215,399
Audit-Related Fees	53,025	268,362
Tax Fees	0	0
All Other Fees	0	0
Total	$1,812,037	$2,483,761

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a) Audit Fees.  These are fees for professional services rendered by EY for the audit of (i) GateHouse Media’s annual consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting; the review of financial statements included in GateHouse Media’s Quarterly Reports on Form 10-Q; and services that are typically rendered in connection with the statutory and regulatory filings or engagements. For fiscal year ended December 31, 2007, these fees include $288,550 in connection with GateHouse Media’s follow-on offering commencing in July 2007.

(b) Audit-Related Fees.  These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of GateHouse Media’s financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with GateHouse Media’s acquisitions. For fiscal year ended December 31, 2007, fees of $268,362 were incurred for due diligence assistance with GateHouse Media’s acquisitions and audits in connection with disposals. For fiscal year ended December 31, 2008, fees of $53,025 were incurred for due diligence assistance with GateHouse Media’s acquisitions.

(c) Tax Fees.  These are fees for professional services rendered by EY with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For fiscal years ended December 31, 2007 and December 31, 2008, no fees were incurred for these services.

(d) All Other Fees.  For fiscal years ended December 31, 2007 and December 31, 2008, no fees were incurred for these services.

Fees Paid to KPMG.  The following table sets forth the fees for services provided by KPMG during the fiscal years ended December 31, 2007 and December 31, 2008.

	2008	2007

Audit Fees	$18,595	$20,083
Audit-Related Fees	0	38,325
Tax Fees	0	0
All Other Fees	0	0
Total	$18,595	$58,408

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a) Audit Fees.  For fiscal years ended December 31, 2007 and December 31, 2008, these fees were related to the prior year reports included in GateHouse Media’s Form 10-K filing.

(b) Audit-Related Fees.  These are fees for assurance and related services rendered by KPMG that are reasonably related to the performance of the audit or the review of GateHouse Media’s financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with GateHouse Media’s acquisitions. For fiscal year ended December 31, 2007, these fees were related to due diligence assistance with GateHouse Media’s acquisitions. For fiscal year ended December 31, 2008, no fees were incurred for these services.

(c) Tax Fees.  These are fees for professional services rendered by KPMG with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For fiscal years ended December 31, 2007 and December 31, 2008, no fees were incurred for these services.

(d) All Other Fees.  For fiscal years ended December 31, 2007 and December 31, 2008, no fees were incurred for these services.

Audit Committee Pre-approved Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for GateHouse Media by the independent registered public accounting firm prior to their engagement for such services.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 2)

The Audit Committee has appointed EY as GateHouse Media’s independent registered public accounting firm to audit its consolidated financial statements for the fiscal year ending December 31, 2009.

The Board unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of EY as GateHouse Media’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

Vote Required

Ratification of the appointment of EY as GateHouse Media’s independent registered public accounting firm for the 2009 fiscal year requires the affirmative vote of a majority of the shares of GateHouse Media common stock present in person or represented by proxy and entitled to be voted at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires GateHouse Media’s directors and executive officers, as well as each person or group holding more than 10% of our common stock, to file reports of ownership and changes in ownership of GateHouse Media equity securities with the Securities and Exchange Commission and the New York Stock Exchange. To GateHouse Media’s knowledge, based solely on information furnished to GateHouse Media and written representations by such persons, all of GateHouse Media’s directors and executive officers, as well as each person or group known to us holding more than 10% of our common stock, complied with their filing requirements in 2008.

OTHER MATTERS

Expense and Method of Proxy Solicitation

The enclosed proxy is solicited by the Board and the entire cost of solicitation will be paid by GateHouse Media. In addition, GateHouse Media may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of its common stock. GateHouse Media officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

Householding Information

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of GateHouse Media’s common stock who share the same address or household may not receive separate copies of this proxy statement and GateHouse Media’s 2008 Annual Report on Form 10-K or Notice of Internet Availability of Proxy Materials, as applicable. GateHouse Media will promptly deliver an additional copy of any of these documents to you if you write us at: GateHouse Media, Inc. 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations or contact Mark Maring at (585) 598-6874.

Annual Report on Form 10-K

GateHouse Media will provide to each stockholder who is solicited to vote at the 2009 Annual Meeting of Stockholders, upon the request of such person and without charge, another free copy of its 2008 Annual Report on Form 10-K. Please write us at: 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations.

ANNUAL MEETING OF STOCKHOLDERS OF GATEHOUSE MEDIA, INC. May 21, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://investors.gatehousemedia.com/annuals.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
20230000000000001000 9 052109
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS: 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM NOMINEES: FOR ALL NOMINEES O WESLEY R. EDENS 3. With discretionary authority on such other matters as may properly come O KEVIN SHEEHAN before the Annual Meeting. WITHHOLD AUTHORITY FOR ALL NOMINEES THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY FOR ALL EXCEPT WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR (See instructions below) RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: Mark here if you plan to attend the Annual Meeting To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

GATEHOUSE MEDIA, INC.

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Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 23, 2009
Date: May 21, 2009 **Time:** 9:00 AM EDT
Location: GateHouse Media, Inc.
Board Room
350 WillowBrook Office Park
Fairport, New York 14450

B A R C O D E

We encourage you to access and review all of the important information contained in the proxy materials before voting.

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*** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials Meeting Information Meeting Type: Annual Meeting GATEHOUSE MEDIA, INC. For holders as of: March 23, 2009 Date: May 21, 2009 Time: 9:00 AM EDT B Location: GateHouse Media, Inc. A Board Room R 350 WillowBrook Office Park C BROKER LOGO Fairport, New York 14450 O HERE D You are receiving this communication because you hold E shares in the above named company. Return Address Line 1 Return Address Line 2 This is not a ballot. You cannot use this notice to vote Return Address Line 3 these shares. This communication presents only an 51 MERCEDES WAY EDGEWOOD NY 11717 overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy Investor Address Line 1 Investor Address Line 2 1 materials online at www.proxyvote.com or easily request a Investor Address Line 3 paper copy (see reverse side). Investor Address Line 4 15 12 OF Investor Address Line 5 We encourage you to access and review all of the R2.09.03.15 John Sample 2 important information contained in the proxy materials 1234 ANYWHERE STREET before voting. ANY CITY, ON A1A 1A1 _1 See the reverse side of this notice to obtain 0000019230 proxy materials and voting instructions. Broadridge Internal Use Only
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Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Annual Report How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BYTELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 07, 2009 to facilitate timely delivery. . To facilitate timely delivery please make the request as instructed above on or before How To Vote Please Choose One of The Following Voting Methods
Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do R2.09.03.15 so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the _2 possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any 0000019230 special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Internal Use Only Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items The Board of Directors recommends that you vote “For” the following. 1. Election of Directors Nominees 01 Wesley R. Edens 2012 02 Kevin Sheehan 2012 The Board of Directors recommends you vote FOR the following proposal(s). B 2 Ratification of appointment of independent registered public accounting firm A R NOTE: Such other business as may properly come before the meeting or any adjournment thereof. C O D E R2.09.03.15 _3 → 0000 0000 0000 0000019230
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Reserved for Broadridge Internal Control Information Voting Instructions THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE Broadridge Internal Use Only P99999-010 Job # THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Envelope # 12 Sequence15 # # of # Sequence # # OF #